SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )


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[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(2))
[ X] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                           Digital Data Networks, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                   Registrant
    ------------------------------------------------------------------------
     (Name of Persons(s) Filing Proxy Statement if other than the Registrant

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

                           DIGITAL DATA NETWORKS, INC.
                          3102 Maple Avenue, Suite 230
                                Dallas, TX 75201
                                 (214) 969-7200
                               Fax: (214) 969-7238
                            -------------------------

      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 16, 1997
                           ---------------------------

               TO THE SHAREHOLDERS OF DIGITAL DATA NETWORKS, INC.:

         Notice is hereby given that the Annual Meeting of Shareholders of Digital Data Networks, Inc. (the "Company") will be held at the Company's principal office, 3102 Maple Avenue, Suite 230, Dallas, Texas 75201, at 10:00 a.m., local time, on Tuesday, December 16, 1997 for the following purposes:

         1. To elect four (4) Directors to serve until the next Annual Meeting of Shareholders;

         2. To consider and vote upon a proposal to ratify the appointment of BDO Seidman, LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1997; and

         3. To transact such other business as may properly come before the annual meeting or any adjournment thereof.

         A proxy statement and proxy card, together with a copy of the Company's Annual Report to Shareholders and Form 10-KSB for the year ended December 31, 1996, accompanies this notice. The proxy statement attached to this notice describes the nominees for election to the Board of Directors and information on the independent public accountants recommended for selection by the Board of Directors.

         The Board of Directors has fixed the close of business on November 12, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting. A list of such shareholders will be available for examination by any shareholder for any purpose germane to the meeting, during normal business hours, at the principal office of the Company, 3102 Maple Avenue, Suite 230, Dallas, Texas 75201, for a period of ten days prior to the meeting.

         All shareholders are cordially invited to attend the meeting in person. Shareholders are urged, whether or not they plan to attend the meeting, to date and sign the enclosed proxy and return it promptly in the enclosed postage prepaid envelope. If a shareholder who has returned a proxy finds that he can attend the meeting in person, he may revoke his proxy and vote in person on all matters submitted to the meeting.

                                    By Order of the Board of Directors,



                                    JAMES F. BIAGI, JR.
                                    Secretary

Dallas, Texas
November 13, 1997

                  IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD
                       BE COMPLETED AND RETURNED PROMPTLY.

                           DIGITAL DATA NETWORKS, INC.


                         ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held December 16, 1997
                             ----------------------

                                 PROXY STATEMENT
                             ----------------------

         This proxy statement and the accompanying proxy card are being mailed beginning approximately November 13, 1997, to holders of Common Stock in connection with the solicitation of proxies by the Board of Directors for the 1997 Annual Meeting of Shareholders to be held in Dallas, Texas at 10:00 a.m., local time, on Tuesday, December 16, 1997. In addition to the use of the mails, proxies may be solicited by officers and employees of the Company, without remuneration, or by other third parties for remuneration, by personal contact, telephone or facsimile. Proxies are solicited to give all shareholders of record at the close of business on November 12, 1997, an opportunity to vote on matters that come before the meeting.

         When your proxy card is returned properly signed, the shares represented will be voted in accordance with your directions by the individuals designated on the proxy card. You can specify your choices by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying choices, the shares will be voted as recommended by the directors. Abstentions on the proxy card are voted neither "for" nor "against," but are counted in the determination of a quorum.

         If you wish to give your proxy to someone other than the persons named on the proxy card, all the names appearing on the enclosed proxy card must be crossed out and the name of another person or persons (not more than three) inserted. The signed card must be presented at the meeting by the person or persons representing you. You may revoke your proxy at any time before it is voted at the meeting by giving written notice of revocation to the Company's Secretary, by executing a later-dated proxy, or by attending the meeting and voting in person.

         Shareholders of record at the close of business on November 12, 1997, will be entitled to notice of and to vote at the Annual Meeting. On November 12, 1997, the Company has issued and outstanding 2,364,597 shares of no par value common stock (the "Common Stock"), which is the only class of its capital stock outstanding. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held.

         YOUR VOTE IS IMPORTANT. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting.

    COMMON STOCK OWNERSHIP OF DIRECTORS, OFFICERS AND 5% OR MORE SHAREHOLDERS

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of November 12, 1997, by
(i) each person or entity who beneficially owns 5% or more of the Common Stock,
(ii) each director, (iii) the Chief Executive Officer and the next four highest compensated officers whose compensation exceeds $100,000, and (iv) all officers and directors of the Company as a group. Unless otherwise noted, the persons and entities named below have sole voting and investment power with respect to such shares.

Name of                                                         Total Beneficial Ownership         Percent of Class Beneficially
Beneficial Owner                                                (including options)                Owned as of November 12, 1997
----------------                                                -------------------                -----------------------------
Donald B. Scott, Jr., Chairman of the Board, President                167,251 (1)                              7.1%
James F. Biagi, Jr., Secretary                                         79,133 (2)                              3.3%
Robert F. Hussey                                                          -0- (3)                                0%
Jerry L. Smith                                                            -0- (3)                                0%
Richard J. Boeglin, V.P., Finance and Operations                       55,653 (4)                              2.4%
Susan E. Hassel, V.P. Sales                                            28,975 (5)                              1.2%
Peter V. Ciccone, Chief Operating Officer                              38,500                                  1.6%
All Executive Officers and Directors as a group (7 persons)           369,512(6)                              15.6%

-----------------------
         (1) Includes options to purchase 143,908 shares within 60 days of this proxy statement.
         (2) Includes options to purchase 70,800 shares within 60 days of this proxy statement.
         (3) It is anticipated that options will be granted in the near future as compensation for serving as director.
         (4) Includes options to purchase 45,642 shares within 60 days of this proxy statement.

         (5) Includes options to purchase 21,606 shares within 60 days of this proxy statement.
         (6) Includes options to purchase 281,956 shares within 60 days of this proxy statement.




                       PROPOSAL ONE: ELECTION OF DIRECTORS

         The Board of Directors is composed of four members. The terms of the directors will expire in 1997 and all of those directors have been nominated for re-election. If for any reason any of these nominees becomes unable or is unwilling to serve at the time of the meeting, the persons named in the enclosed proxy card will have discretionary authority to vote for a substitute nominee or nominees. It is not anticipated that any nominee will be unavailable for election. Directors elected at the meeting will hold office until the next annual meeting or until their successors have been elected and qualified.

         The Board of Directors approved thirteen unanimous consent resolutions during 1997, and also held two informal meetings per month. In addition, the Board of Directors held two formal meetings, one of which was telephonic. During 1997, all of the directors attended 75% or more of the aggregate meetings of the Board of Directors.

Nominees For Election as Directors

         The names, a brief description of their principal occupation for at least the past five years, other major affiliations and age of the nominees are as follows:

Donald B. Scott, Jr., Chairman of the Board of Directors and President of the Company. Mr. Scott has been a director and President of the Company since March 1993. In July 1996, Mr. Scott was also elected as the Company's Chairman of the Board. Mr. Scott served as the Company's Acting President from December 1992 to March 1993. From 1991 through 1992, Mr. Scott was actively involved with RES, a consulting firm which assisted small emerging growth companies, and where he was a principal. Prior to his association with RES, Mr. Scott held various positions with Wall Street investment banking firms, including Paine Webber and E.F. Hutton. Age 42.

James F. Biagi, Jr., Partner since 1996 in the Seattle law firm of Monahan & Biagi, specializing in tax, corporate and securities matters. Mr. Biagi has been Secretary and a director of the Company since its inception in 1988. Prior to Monahan & Biagi, Mr. Biagi had been a partner with the law firm of Monahan & Robinson from 1992 through 1996. Age 41.

Robert F. Hussey, director of IVEX Corporation since May 1993, and York Hannover Health Care, Inc. since December 1996, as well as on the board of advisors for Kaufmann Fund since December 1996, and Argentum Capital Partners, I and II since June 1990. Mr. Hussey has been a director of the Company since November, 1997. He was President and CEO of MetroVision of North America, Inc., a niche cable television company, from February 1991 until April 1997, when it merged with York Hannover Health Care, Inc. From 1985 to 1990, Mr. Hussey was the founder, President and CEO of POP Radio Corp., the country's largest site-based radio network, which was later acquired by Heritage Media. Age 48.

Jerry L. Smith, President of Gateway Group, Inc., a merger, acquisition and investment banking firm specializing in the sale of manufacturing, distribution and service companies in the $3 million to $30 million range, since 1985. Mr. Smith has been a director of the Company since November 1997. Since October 1997, he has also been the President of Bio-Preserve International Corporation, which is engaged in the research and development of organ preservation device technology. From 1982 to 1985, Mr. Smith was manger of We Sell Businesses, Inc., a franchised business brokerage office. In the twenty years prior to 1982, Mr. Smith owned and operated several different retail, distribution and manufacturing companies. Age 57.

The election of directors must be approved by a majority of the votes cast by all holders of the Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting.

The Board of Directors recommends a vote "FOR" election of the proposed directors.

                      COMMITTEES OF THE BOARD OF DIRECTORS

         From time to time, the Board may establish permanent standing committees and special temporary committees to assist the Board in carrying out its responsibilities. Currently the Board has no committees, but intends to form an Audit Committee after the election of directors at the Annual Meeting of Shareholders. The Audit Committee will recommend to the Board the appointment of a firm to serve as independent public accountants, subject to ratification by the shareholders at the next Annual Meeting. The independent public accounting firm examines the accounting records of the Company. The Audit Committee will periodically review the adequacy and effectiveness of the Company's internal system of accounting controls and financial reporting procedures with representatives of the independent public accountants. The Audit Committee will also examine the results of the annual audit of the financial statements and the recommendations of the independent public accountants pertaining to accounting practices, policies and procedures followed by the Company.

                            COMPENSATION OF DIRECTORS

         No director received cash compensation for serving as a director in 1996. Directors are reimbursed for expenses incurred in connection with Company-related business.

                        EXECUTIVE OFFICERS OF THE COMPANY

         Information regarding the executive officers of the Company is as follows:

Name                                Age              Position
----                                ---              --------
Donald B. Scott, Jr.                42               President, Chairman of the Board of Directors
James F. Biagi, Jr.                 41               Secretary and Director
Robert F. Hussey                    48               Director
Jerry L. Smith                      57               Director
Richard J. Boeglin                  40               Vice President, Finance and Operations and Chief Financial Officer
Susan E. Hassel                     51               Vice President, Sales
Peter V. Ciccone                    52               Chief Operating Officer


Donald B. Scott, Jr. has been President and a director of the Company since March 1993. In July 1996, Mr. Scott was also elected as the Company's Chairman of the Board. Mr. Scott served as the Company's Acting President from December 1992 through March 1993. Mr. Scott is a nominee for reelection as a director. For additional background information see Proposal One: Election of Directors.

James F. Biagi, Jr. has been Secretary and a director of the Company since its inception in 1988, and is a nominee for reelection as a director. For additional background information see Proposal One: Election of Directors.

Robert F. Hussey has been a director of the Company since November 1997, and is a nominee for reelection as a director. For additional background information see Proposal One: Election of Directors.

Jerry L. Smith has been a director of the Company since November 1997, and is a nominee for reelection as a director. For additional background information see Proposal One: Election of Directors.

Richard J. Boeglin has been Vice President of Finance and Operations and the Chief Financial Officer since April 1995. He has been with the Company since 1991. He has ten years of management experience, including direct management of transit system design, development and installation. From 1987 to 1991, Mr. Boeglin worked in the outdoor advertising industry. He has a BS from Indiana University, where he received a degree in Marketing and Management.

Susan E. Hassel has been Vice President of Sales since she started with the Company in April 1992. She has fourteen years of sales and marketing experience. From 1985 until 1991, Ms. Hassel was the Director of Sales and Marketing for The Relocation Center, a relocation counseling company in Dallas, Texas. Ms. Hassel has a BS in Education from the University of Cincinnati.

Peter V. Ciccone has been the Chief Operating Officer since July 1997. He has been with the Company since June 1996, when the Company acquired Pro.Net Communications, Inc., subsequently renamed DDN Digital Data Networks (Canada), Inc. ("DDN Canada"), where he has been president since April 1994 when he co-founded the company. Mr. Ciccone has also been president since 1992 of PVC Investments Ltd., a consulting and investment company. Mr. Ciccone attended the University of British Columbia where he majored in Computer Science and Mathematics.

                           SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding cash and non-cash compensation paid by the Company during each of the Company's last three fiscal years to the Company's Chief Executive Officer and the most highly compensated executive officers of the Company whose annual compensation exceeded $100,000 (the "Named Persons").


                                       Annual Compensation
                                       -------------------                   Long-Term Compensation
                                                                                     Awards                      All
Name and                   Fiscal                                                  Securities                   Other
Executive Position         Year        Salary           Bonus                  Underlying Options            Compensation
------------------         ----        ------           -----                  ------------------            ------------
Donald B. Scott, Jr.       1996        $ 144,000     $ 74,872                      60,000 (1)                $        0
  President                1995        $ 120,000     $ 74,558                      44,723                    $        0
                           1994        $  17,000     $   -0-                        4,920                    $        0

Richard J. Boeglin         1996        $  96,000     $ 15,650                      40,000 (1)                $        0
  V.P., Finance and        1995        $  66,086     $   -0-                          559                    $        0
  Operations               1994        $  59,161     $   -0-                       12,298                    $        0

Susan Hassel               1996        $ 129,637     $   -0-                       15,000 (2)                $        0
  V.P. Sales               1995        $ 114,790     $   -0-                          559                    $        0
                           1994        $  95,982     $   -0-                       11,179                    $        0

-------------------
(1) These options vest on a pro-rata basis over a 24-month period commencing July 1, 1996.
(2) These options vest on a pro-rata basis over a 24-month period commencing December 1, 1996.




         The following table sets forth information with respect to options granted to the Named Persons during the fiscal year ended December 31, 1996.

                        Option Grants in Last Fiscal Year
                                Individual Grants

                                  Number of        % of Total Options
                                  Securities           Granted to
                                  Underlying          Employees in         Exercise or Base
           Name                Options Granted         Fiscal Year          Price Per Share       Expiration Date
           ----                ---------------         -----------          ---------------       ---------------
Donald B. Scott                      60,000                44                 $5.50 (1)            June 30, 2001
   President
 Richard J. Boeglin                  40,000                30                 $5.50 (1)            June 30, 2001
     V.P., Finance and
     Operations
Susan E. Hassel                      15,000                11                 $5.50 (1)            November 30, 2001
   V.P., Sales


(1) The exercise price per share as of the end of fiscal 1996. On September 30, 1997, the board of directors determined that an exercise price of $5.50 was not reflective of, and substantially higher than, the current market price, and in order to compensate the Named Persons as originally intended, the board of directors changed this exercise price to $3.00 per share, the then-current market price.

         The following table sets forth information with respect to options exercised by the Named Persons during 1996 and the value of unexercised options held by the Named Persons at the end of fiscal 1996.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

                                                                           Number of
                                                                           Securities
                                                                           Underlying
                                                                          Unexercised
                                                                           Options at     Value of Unexercised
                                                                             Fiscal       In-the-Money Options
                                Shares Acquired           Value             Year-End       At Fiscal Year-End
           Name                   on Exercise           Realized          Exercisable        Exercisable (1)
           ----                   -----------           --------          -----------        ---------------
Donald B. Scott                         0                     0              133,769            $300,536
   President
Richard J. Boeglin                      0                     0               21,739            $      0
   V.P., Finance and
   Operations
Susan E. Hassel                         0                     0               11,573            $      0
   V.P., Sales

 (1) The value of unexercised in-the-money options is based on the market value of the Company's Stock at fiscal year-end 1996, of $4.75 per share, as well as the exercise price of options at fiscal year-end 1996.

                              EMPLOYMENT AGREEMENTS

         On April 1, 1996, in lieu of a direct salary, the Company entered into a Contract for Services with PVC Investments Ltd. ("PVC"), whose principal shareholder is Peter V. Ciccone, currently the Company's Chief Operating Officer. This Contract for Services requires PVC to create and execute a strategic business plan for DDN Canada (a wholly owned subsidiary through which the Company operates in Canada), to direct the daily activities of DDN Canada, to identify and actively pursue potential acquisitions for the Company, and to assist the President of the Company in appropriate activities. In consideration of the services performed by its Chief Executive Officer, Peter Ciccone, PVC is to be paid monthly at the rate of $7,500 (Canadian) per month for the first six months, $9,000 (Canadian) per month for the next six months, and $10,000 (Canadian) per month for the remaining twelve months. As further consideration, the Company issued 10,000 shares of the Company's Common Stock to Mr. Ciccone. Unless otherwise terminated, this Contract for Services will expire on April 1, 1998.

         On April 1, 1996, the Company entered into a Contract for Services with Stephen R. Willey, a principal shareholder in DDN Canada. Mr. Willey served as a director of the Company from August 1996 through September 1997. This Contract for Services requires Mr. Willey to create and execute a strategic business plan for DDN Canada, to direct the daily activities of DDN Canada, to identify and actively pursue potential acquisitions for the Company, and to assist the President of the Company in appropriate activities. In consideration of these services, the Company issued 10,000 shares of the Company's Common Stock to Mr. Willey. Unless otherwise terminated, this Contract for Services will expire on April 1, 1998.

                              CERTAIN TRANSACTIONS

         In December 1994, Bruce S. Glant, a former director of the Company filed a lawsuit against the Company for payment of a demand note in the principal amount of approximately $53,000 plus interest. Pursuant to a Settlement Agreement dated as of April 21, 1995, the Company agreed to pay Mr. Glant $5,000 upon execution of the Settlement Agreement and $2,000 per month thereafter until the note was paid in full. The Company also granted to Mr. Glant (i) the right to implement the digital information network technology in the greater Seattle, Washington market, and (ii) warrants to purchase 11,181 shares at $8.94 per share for five years. Mr. Glant directed 1,118 of such warrants to be issued to each of the two managers in the Company's Dallas office. The Company paid the outstanding balance of $37,757 upon conclusion of its public offering in February 1996.

         In November 1995, Mr. James F. Biagi, Jr., Secretary and a director, exchanged $19,095 of a 5% demand note with accrued interest for 4,774 shares of the Company's Common Stock at $4.00 per share.

         In June 1996, in consideration for acquiring all of the outstanding capital stock of DDN Canada, the Company issued 100,000 shares of the Company's Common Stock to shareholders of DDN Canada, including 28,500 shares to Peter V. Ciccone and 28,500 shares to Stephen R. Willey, who was appointed a director of the Company in August, 1996 to fill the vacancy created by the resignation of Ronald P. Erickson, former chairman of the board of directors. Mr. Willey resigned as a director in September 1997.

         In June 1996, in consideration for acquiring all of the outstanding capital stock of Cyber America Corporation, the Company issued 23,750 shares of the Company's Common Stock to Simon D. Liebman and Joseph S. Rutkowski, and 2,500 shares to Richard S. Rutkowski, Cyber America's three principal shareholders. Richard F. Rutkowski, who at the time of the transaction was the Company's treasurer and a director, is the brother of Joseph S. Rutkowski and son of Richard S. Rutkowski.

         The Company believes that the foregoing transactions with its officers and directors were on terms no less favorable than could have been obtained from independent third parties. All future transactions with such persons will also be on terms no less favorable than could be obtained from independent third parties and will be approved by a majority of the independent, disinterested directors.


   PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed BDO Seidman, LLP ("BDO Seidman"), as independent public accountants, to examine the Company's financial statements for the current fiscal year ending December 31, 1997 and to perform other appropriate accounting services. BDO Seidman has served as independent public accountants for the Company since 1993.

         A proposal will be presented at the meeting to ratify the appointment of BDO Seidman as the Company's independent public accountants. If the shareholders do not ratify this appointment by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting, other independent public accountants will be considered by the Board of Directors.

         Representatives of BDO Seidman are not expected to attend the annual meeting, and will therefore not have the opportunity to make a statement nor be available to respond to appropriate questions.

         The Board of Directors recommends a vote "FOR" ratification of the appointment of the independent public accountants.


                             SECTION 16 REQUIREMENTS

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations promulgated pursuant to the Exchange Act to furnish the Company with copies of all Section 16(a) report forms they file with the SEC.

         The Company's registration statement under Section 12 of the Exchange Act became effective February 13, 1996. Based solely on its review of the copies of report forms received by it with respect to initial filings from reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been timely complied with in accordance with Section 16(a) of the Exchange Act.

                              SHAREHOLDER PROPOSALS

         Any shareholder of record of the Company who desires to submit any proper proposal for inclusion in the proxy materials relating to the next Annual Meeting of Shareholders must do so in writing and it must be received at the Company's principal executive office by March 12, 1998. The proponent must be a record or beneficial owner entitled to vote at the next Annual Meeting on his proposal and must continue to own such security entitling him to vote through the date on which the meeting is held.

                          ANNUAL REPORT TO SHAREHOLDERS

         Copies of the Company's Annual Report to Shareholders and of the Form 10-KSB, which contains financial statements of the Company for the fiscal year ended December 31, 1996, are enclosed with this proxy statement.

         Upon written request from any shareholder of record at November 12, 1997 (or any beneficial owner representing that he is or was entitled to vote at the 1997 Annual Meeting), the Company will furnish to such shareholder, without charge, an additional copy of the Form 10-KSB as filed with Securities and Exchange Commission, including financial statements. The Company may impose a reasonable fee for its expenses in connection with providing exhibits that may be referred to in the Form 10-KSB, if the full text of such exhibits is specifically requested. Request should be directed to: Director of Investor Relations, Digital Data Networks, Inc., 3102 Maple Avenue, Suite 230, Dallas, Texas 75201.

                                  OTHER MATTERS

         The Board of Directors of the Company does not know of any other matters that are to be present for action at the Annual Meeting. Should any other matters be properly brought before the meeting or any adjournments thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies with respect to such matters in accordance with their judgments.

                               By Order of the Board of Directors



                               JAMES F. BIAGI, JR.
                               Secretary

Dallas, Texas
November 13, 1997

SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, AND DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.